TRANSACTIONS SUBJECT TO RULE 10f-3
PROCEDURES


Portfolio:	  JPM Small Company
	Security Description:
Synquest Inc.

Issuer:  Synquest Inc
	Offering Type:  U.S.
Registered

    US Registered, Eligible Muni,
Eligible Foreign,
Eligible 144A




REQUIRE
D
INFORM
ATION



ANS
WER


APPLICAB
LE
RESTRICT
ION

In
Com
plian
ce
    Yes
No



1
 .


2
 .


3
 .


4
 .


5
 .


6
 .


7
 .



8
 .


9
 .

1
0
 .




1
1
 .



1
2
 .


Offering
Date

Trade Date

Unit Price
of Offering

Price Paid
per Share

Years of
Issuer   s
Operations

Underwriti
ng Type

Underwriti
ng Spread


Total Price
paid by
Portfolio

Total Size
of Offering

Total Price
Paid by
Portfolio
plus Total
Price Paid
for same
securities
purchased
by the same
investment
adviser for
other
investment
companies

Underwrite
r    s     from
whom the
Portfolio
purchased
    attach a
prospectus
or offering
circular for
a list of all
syndicate
members

If the
affiliate
was lead or
co-lead
manager,
was the
instruction
listed
below
given to the
broker    s
named in
#11? ****


8    14    0
0

8    14    0
0

$7.00

$7.00

10+

Firm

$0.49


$14,00
0

$35,00
0,000

$3,094
,000




Bear
Sterns
& Co.
Inc


N    A

None

Must be the
same as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be firm

Investment
Adviser
determinatio
n to be made

None

None

#10 divided
by #9 must
not exceed
25% **




Must not
include
Investment
Adviser
affiliates ***



Must be
    Yes     or
    N    A

N    A

YES

N    A

YES

YES

YES

YES


N    A

N    A


YES





YES



N    A

The Investment Adviser has no
reasonable cause to
believe that the underwriting
commission, spread or
profit is NOT reasonable and
fair compared to
underwritings of similar securities
during a comparable
period of time.  In determining
which securities are
comparable, the Investment
Adviser has considered the
factors set forth in the
Portfolio   s 10f-3 procedures.

Not applicable to munis.
 In the case of
munis,     i     the issue
must have one
investment grade rating or
 ii     if the issuer
or the revenue source has
been in operation
for less than three years,
the issue must have
one of the three highest ratings.
  Circle     i     or
    ii    , whichever is met.

**	If an eligible Rule 144A
offering, must not
exceed 25% of the total
amount of same
class sold to QIBs in the
Rule 144A offering
PLUS the amount of the
offering of the
same class in any concurrent
public offering

***	For munis purchased
from syndicate
manager, check box to confirm
that the
purchase was not designated
as a group sale.


****	No credit for the
purchase made for the
Portfolio can be credited
to the Investment
Adviser   s affiliate.

S:\Funds Administration\FUNDS
ADMINISTRATION CHUBB
SmallCompanyPortfolio\Annual2000\10f-
3 JPM Small Comp-Synquest-8-14-00-BS.doc